                                 Investor Contact: Colleen Mettler (314) 553-2197
                                 Media Contact: Charlotte Boyd (952) 994-8607

Emerson Reports Third Quarter 2022 Results;
Updates 2022 Outlook

•June trailing three-month underlying orders1 up 10 percent
•Net sales were $5.0 billion, up 7 percent from the year prior; underlying sales2 were up
7 percent
•GAAP EPS was $1.54, up 48 percent from the year prior; adjusted EPS3 was $1.38, up 16 percent, including an $0.08 net AspenTech impact
•Updated 2022 full year outlook and now includes impact of the AspenTech transaction

ST. LOUIS, Aug. 9, 2022 - Emerson (NYSE: EMR) today reported results for its third fiscal quarter ended June 30, 2022 and updated its full year outlook for fiscal 2022.
June trailing three-month underlying orders were up 10 percent. Third quarter net sales were up 7 percent and underlying sales were up 7 percent. By geography, the Americas were up 14 percent, Europe was flat and Asia, Middle East & Africa was down 1 percent. China was down 6 percent, primarily due to COVID-19 lockdowns.
Third quarter pretax margin of 23.9 percent was up 720 basis points. Adjusted EBITA margin4 was 22.8 percent, up 270 basis points.
Earnings per share were $1.54 for the quarter, up 48 percent. Adjusted earnings per share were $1.38, up 16 percent, which includes an $0.08 net AspenTech impact.
Operating cash flow was $740 million for the quarter, down 33 percent, and free cash flow was $630 million, down 36 percent. Cash flow results reflected higher working capital due to increased sales and continued supply chain constraints.
“Emerson delivered another strong quarter as we continue to see double-digit growth in underlying orders and strong demand for our technology, software and solutions,” said Emerson President and Chief Executive Officer Lal Karsanbhai. “Portfolio actions, including AspenTech which increased our adjusted earnings per share for the quarter by 8 cents, are delivering immediate value to customers and shareholders. The strength in demand and continued growth in backlog provides confidence to execute our plan despite COVID-19 lockdowns in China and continued global supply chain constraints, specifically with electronic components, which impacted our sales conversion this quarter.”

“We have made significant progress on our portfolio journey this year,” Karsanbhai continued. “These actions, including yesterday's announced agreement to sell InSinkErator, represent Emerson's continued commitment to creating a higher growth, more diversified and cohesive portfolio.”

Portfolio Progress
Earlier this week, Emerson announced it has reached an agreement to sell the InSinkErator business to Whirlpool Corporation for $3.0 billion. More details on the transaction can be found in our Form 8-K filed Aug. 8, 2022.
On May 16, Emerson closed its transaction with AspenTech creating a global software leader positioned to advance customers’ sustainability and operational excellence goals, and a platform to deploy M&A capital. AspenTech’s July agreement to acquire end-to-end mining software provider, Micromine, is an example of this increased flexibility.
In the third quarter, Emerson also closed the divestiture of Therm-O-Disc and acquired Fluxa, a life sciences process knowledge management leader.

Business Platform Results
Automation Solutions5 June trailing three-month underlying orders were up 13 percent and backlog increased $100 million compared to the prior quarter to $6.2 billion despite $132 million of debooking in Russia.
Net sales were flat in the quarter, with underlying sales up 4 percent. The Americas were up 12 percent, Europe was down 2 percent and Asia, Middle East & Africa was down 3 percent. China was down 2 percent.
Segment EBIT margin increased 40 basis points to 18.5 percent and adjusted segment EBITA6 margin increased 70 basis points to 21.0 percent.
Commercial & Residential Solutions June trailing three-month underlying orders were up 5 percent and backlog decreased $100 million compared to the prior quarter to $1.3 billion and was flat excluding the impact of the Therm-O-Disc divestiture.
Net sales increased 8 percent in the quarter, with underlying sales up 13 percent. The Americas were up 16 percent, Europe was up 6 percent and Asia, Middle East & Africa was up 5 percent. China was down 18 percent.
Segment EBIT margin increased 10 basis points to 21.4 percent and adjusted segment EBITA margin decreased 50 basis points to 22.0 percent.
AspenTech7 net sales were $239 million for the quarter. Segment EBIT margin was 23.7 percent and adjusted segment EBITA margin was 53.8 percent.

2022 Updated Outlook
Emerson updated its 2022 full year outlook to reflect the impacts of the AspenTech and Therm-O-Disc transactions, and write-offs associated with its announced Russia exit while considering continued macroeconomic and geopolitical uncertainty, supply chain constraints, exchange rate fluctuations and challenges related to COVID-19. Net sales guidance is reduced to 7 to 8 percent and underlying sales guidance is narrowed to 9 to 10 percent. Earnings per share guidance is increased to $5.25 to $5.35 and adjusted earnings per share guidance is increased to $5.05 to $5.15. Operating cash flow is now expected to be $3.0 billion due to higher working capital from increased sales and continued supply chain constraints. Capital spending was reduced to approximately $525 million and free cash flow is now expected to be $2.5 billion. Share repurchase is expected to be approximately $500 million.
The following tables summarize the updated fiscal year 2022 guidance framework. All figures are approximate.

2022 Guidance
Net Sales Growth	7% - 8%	Operating Cash Flow	$3.0B
Automation Solutions	4% - 5%	Capital Spend	$525M
Commercial & Residential Solutions	9% - 10%	Free Cash Flow	$2.5B
		Dividend	$1.2B
Underlying Sales Growth	9% - 10%	Share Repurchase	$500M
Automation Solutions	6% - 7%
Commercial & Residential Solutions	13% - 14%	Tax Rate	22%
		Restructuring Actions	$150M
GAAP EPS	$5.25 - $5.35
Adjusted EPS	$5.05 - $5.15

Notes:
1 Trailing three-month underlying orders does not include heritage AspenTech, Therm-O-Disc (divested and previously reported in Commercial & Residential Solutions) or Emerson's contributed businesses to AspenTech (previously reported in Automation Solutions).
2 Underlying sales excludes the impact of acquisitions, divestitures, currency translation, heritage AspenTech, Therm-O-Disc and Emerson's contributed businesses to AspenTech.
3 Adjusted EPS excludes restructuring, first year purchase accounting charges, transaction and AspenTech pre-closing costs, a gain from the Therm-O-Disc divestiture, write-offs associated with Emerson's announced Russia exit and intangibles amortization expense.
4 Adjusted EBITA margin excludes restructuring, first year purchase accounting charges, transaction costs, a gain from the Therm-O-Disc divestiture, write-offs associated with Emerson's announced Russia exit and intangibles amortization expense.
5 Automation Solutions net sales, backlog, segment EBIT margin and adjusted segment EBITA margin does not include Emerson's contributed businesses to AspenTech, which have been reclassified to the AspenTech segment.
6 Adjusted segment EBITA margin excludes restructuring and intangible amortization expense.
7 The AspenTech segment includes the full quarter results for Emerson's businesses contributed to AspenTech and the heritage AspenTech business as of May 16, 2022.

Upcoming Investor Events
Today, beginning at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time, Emerson management will discuss the third quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed sale of its InSinkErator food waste disposal business, the financial impact of the AspenTech acquisition, the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectation for its consolidated results, other than as noted herein.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2021	2022	Change

Net sales	$4,697	$5,005	7%
Cost of sales	2,715	2,908
SG&A expenses	1,073	1,052
Gain on sale of business	—	(483)
Other deductions, net	88	283
Interest expense, net	37	50
Earnings before income taxes	784	1,195	52%
Income taxes	151	243
Net earnings	633	952
Less: Noncontrolling interests in subsidiaries	6	31
Net earnings common stockholders	$627	$921	47%

Diluted avg. shares outstanding	602.1	596.2

Diluted earnings per share common share	$1.04	$1.54	48%

	Quarter Ended June 30
	2021	2022
Other deductions, net
Amortization of intangibles	$71	$98
Restructuring costs	28	31
Other	(11)	154
Total	$88	$283

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2021	2022	Change

Net sales	$13,289	$14,269	7%
Cost of sales	7,722	8,398
SG&A expenses	3,125	3,112
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(483)
Other deductions, net	243	374
Interest expense, net	115	140
Earnings before income taxes	2,084	3,181	53%
Income taxes	431	659
Net earnings	1,653	2,522
Less: Noncontrolling interests in subsidiaries	20	31
Net earnings common stockholders	$1,633	$2,491	53%

Diluted avg. shares outstanding	602.3	596.9

Diluted earnings per share common share	$2.71	$4.17	54%

	Nine Months Ended June 30
	2021	2022
Other deductions, net
Amortization of intangibles	$223	$223
Restructuring costs	111	50
Other	(91)	101
Total	$243	$374

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2021	2022
Assets
Cash and equivalents	$2,860	$2,529
Receivables, net	2,754	2,957
Inventories	2,114	2,319
Other current assets	1,038	1,570
Total current assets	8,766	9,375
Property, plant & equipment, net	3,664	3,359
Goodwill	7,777	14,748
Other intangible assets	2,993	6,930
Other	1,284	2,630
Total assets	$24,484	$37,042

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,478	$3,227
Accounts payable	1,966	2,040
Accrued expenses	3,226	3,545
Total current liabilities	6,670	8,812
Long-term debt	5,835	8,367
Other liabilities	2,640	3,576
Equity
Common stockholders' equity	9,291	10,315
Noncontrolling interests in subsidiaries	48	5,972
Total equity	9,339	16,287
Total liabilities and equity	$24,484	$37,042

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2021	2022
Operating activities
Net earnings	$1,653	$2,522
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	720	722
Stock compensation	191	107
Pension expense	23	2
Changes in operating working capital	246	(706)
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(428)
Other, net	(113)	(61)
Cash provided by operating activities	2,720	1,705

Investing activities
Capital expenditures	(350)	(335)
Purchases of businesses, net of cash and equivalents acquired	(1,611)	(5,615)
Divestitures of businesses	—	578
Proceeds from subordinated interest	—	438
Other, net	53	(41)
Cash provided by (used in) investing activities	(1,908)	(4,975)

Financing activities
Net increase in short-term borrowings	31	1,633
Proceeds from short-term borrowings greater than three months	71	1,162
Payments of short-term borrowings greater than three months	—	(445)
Proceeds from long-term debt	—	2,975
Payments of long-term debt	(305)	(512)
Dividends paid	(909)	(918)
Purchases of common stock	(268)	(418)
Other, net	89	80
Cash provided by (used in) financing activities	(1,291)	3,557

Effect of exchange rate changes on cash and equivalents	24	(112)
Increase (Decrease) in cash and equivalents	(455)	175
Beginning cash and equivalents	3,315	2,354
Ending cash and equivalents	$2,860	$2,529

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2021	2022
Sales
Measurement & Analytical Instrumentation	$781	$785
Valves, Actuators & Regulators	880	905
Industrial Solutions	593	575
Systems & Software	611	607
Automation Solutions	2,865	2,872

AspenTech	82	239

Climate Technologies	1,268	1,380
Tools & Home Products	489	522
Commercial & Residential Solutions	1,757	1,902

Eliminations	(7)	(8)
Net sales	$4,697	$5,005

Earnings
Automation Solutions	$519	$530

AspenTech	2	57

Climate Technologies	274	300
Tools & Home Products	101	107
Commercial & Residential Solutions	375	407

Stock compensation	(66)	(16)
Unallocated pension and postretirement costs	24	25
Corporate and other	(33)	(241)
Gain on sale of business	—	483
Interest expense, net	(37)	(50)
Earnings before income taxes	$784	$1,195

	Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2021	2022
Restructuring costs
Automation Solutions	$20	$20

AspenTech	(2)	1

Climate Technologies	4	2
Tools & Home Products	2	(1)
Commercial & Residential Solutions	6	1

Corporate	4	9
Total	$28	$31
The table above does not include $4 and $12 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended June 30, 2021 and 2022, respectively.

Depreciation and Amortization
Automation Solutions	$128	$127

AspenTech	24	73

Climate Technologies	48	43
Tools & Home Products	20	19
Commercial & Residential Solutions	68	62

Corporate and other	17	8
Total	$237	$270

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2021	2022
Sales
Measurement & Analytical Instrumentation	$2,211	$2,287
Valves, Actuators & Regulators	2,522	2,604
Industrial Solutions	1,656	1,743
Systems & Software	1,804	1,817
Automation Solutions	8,193	8,451

AspenTech	239	405

Climate Technologies	3,459	3,884
Tools & Home Products	1,419	1,546
Commercial & Residential Solutions	4,878	5,430

Eliminations	(21)	(17)
Net sales	$13,289	$14,269

Earnings
Automation Solutions	$1,354	$1,618

AspenTech	(1)	51

Climate Technologies	731	754
Tools & Home Products	311	317
Commercial & Residential Solutions	1,042	1,071

Stock compensation	(191)	(107)
Unallocated pension and postretirement costs	71	76
Corporate and other	(76)	(324)
Gain on subordinated interest	—	453
Gain on sale of business	—	483
Interest expense, net	(115)	(140)
Earnings before income taxes	$2,084	$3,181

	Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2021	2022
Restructuring costs
Automation Solutions	$92	$33

AspenTech	2	1

Climate Technologies	8	5
Tools & Home Products	4	1
Commercial & Residential Solutions	12	6

Corporate	5	10
Total	$111	$50
The table above does not include $11 and $26 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the nine months ended June 30, 2021 and 2022, respectively.

Depreciation and Amortization

Automation Solutions	$393	$383
AspenTech	71	119

Climate Technologies	144	136
Tools & Home Products	59	58
Commercial & Residential Solutions	203	194

Corporate and other	53	26
Total	$720	$722

Table 7
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

The following tables, which show results on an adjusted EBITA basis and diluted earnings per share on an adjusted basis, are intended to supplement the Company's discussion of its results of operations herein. The Company defines adjusted EBITA as earnings excluding interest expense, net, income taxes, intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted earnings per share excludes intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted EBITA, adjusted EBITA margin, and adjusted earnings per share are measures used by management and may be useful for investors to evaluate the Company's operational performance.

	Quarter Ended June 30
	2021	2022

Pretax earnings	$784	$1,195
Percent of sales	16.7%	23.9%
Interest expense, net	37	50
Restructuring and related costs	32	34
Amortization of intangibles	79	124
Gain on sale of business	—	(483)
Russia business exit	—	162
Acquisition/divestiture costs	—	61
OSI first year acquisition accounting charges	10	—
Adjusted EBITA	$942	$1,143
Percent of sales	20.1%	22.8%

	Quarter Ended June 30
	2021	2022

GAAP earnings per share	$1.04	$1.54

Restructuring and related costs	0.04	0.05
Amortization of intangibles	0.10	0.13
Gain on sale of business	—	(0.72)
Russia business exit	—	0.29
Acquisition/divestiture costs and interest on AspenTech debt	—	0.09
OSI first year acquisition accounting charges	0.01	—

Adjusted earnings per share	$1.19	$1.38

Table 8
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30
	2021	2022

Pretax earnings	$2,084	$3,181
Percent of sales	15.7%	22.3%
Interest expense, net	115	140
Restructuring and related costs	122	67
Amortization of intangibles	242	277
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(483)
Russia business exit	—	162
Acquisition/divestiture costs	—	97
Gain on acquisition of full ownership of equity investment	(17)	—
OSI first year acquisition accounting charges and fees	41	—
Adjusted EBITA	$2,587	$2,988
Percent of sales	19.5%	20.9%

	Nine Months Ended June 30
	2021	2022

GAAP earnings per share	$2.71	$4.17

Restructuring and related costs	0.16	0.09
Amortization of intangibles	0.30	0.33
Gain on subordinated interest	—	(0.60)
Gain on sale of business	—	(0.72)
Russia business exit	—	0.29
Acquisition/divestiture costs and interest on AspenTech debt	—	0.16
Gain on acquisition of full ownership of equity investment	(0.03)	—
OSI first year acquisition accounting charges and fees	0.05	—

Adjusted earnings per share	$3.19	$3.72

		Table 9
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2021	2022
Automation Solutions

Automation Solutions EBIT	$519	$530
Percent of sales	18.1%	18.5%
Restructuring and related costs	20	31
Amortization of intangibles	44	41
Automation Solutions EBITA	$583	$602
Percent of sales	20.3%	21.0%

AspenTech

AspenTech EBIT	$2	$57
Percent of sales	2.2%	23.7%
Restructuring and related costs	(2)	1
Amortization of intangibles	22	71
AspenTech EBITA	$22	$129
Percent of sales	26.7%	53.8%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$375	$407
Percent of sales	21.3%	21.4%
Restructuring and related costs	7	1
Amortization of intangibles	13	12
Commercial & Residential Solutions EBITA	$395	$420
Percent of sales	22.5%	22.0%

		Table 10
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2021	2022
Automation Solutions

Automation Solutions EBIT	$1,354	$1,618
Percent of sales	16.5%	19.1%
Restructuring and related costs	94	54
Amortization of intangibles	136	125
Automation Solutions EBITA	$1,584	$1,797
Percent of sales	19.3%	21.3%

AspenTech

AspenTech EBIT	$(1)	$51
Percent of sales	(0.6)%	12.5%
Restructuring and related costs	2	1
Amortization of intangibles	67	116
AspenTech EBITA	$68	$168
Percent of sales	28.0%	41.2%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$1,042	$1,071
Percent of sales	21.4%	19.7%
Restructuring and related costs	15	8
Amortization of intangibles	39	36
Commercial & Residential Solutions EBITA	$1,096	$1,115
Percent of sales	22.5%	20.5%

Reconciliations of Non-GAAP Financial Measures & Other			Table 11

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts). See tables 7 through 10 for additional non-GAAP reconciliations.

Q3 2022 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	—%	8%	7%
(Favorable) / Unfavorable FX	4%	2%	3%
Acquisitions	—%	—%	(4)%
Divestitures	—%	3%	1%
Underlying*	4%	13%	7%

FY 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	4% - 5%	9% - 10%	7% - 8%
(Favorable) / Unfavorable FX	2%	1%	2% - 3%
Acquisitions	—%	—%	(1)% - (2)%
Divestitures	—%	3%	~ 1%
Underlying*	6% - 7%	13% - 14%	9% - 10%

Q3 Earnings Per Share	Q3 FY21	Q3 FY22	Change
Earnings per share (GAAP)	$1.04	$1.54	48%
Restructuring and related costs	0.04	0.05	1%
Amortization of intangibles	0.10	0.13	3%
Gain on sale of business	—	(0.72)	(74)%
Russia business exit	—	0.29	30%
Acquisition/divestiture costs and pre-acquisition interest on AspenTech debt	—	0.09	9%
OSI purchase accounting items	0.01	—	(1)%
Adjusted earnings per share*	$1.19	$1.38	16%

Earnings Per Share	FY22E		Q4 FY22E
Earnings per share (GAAP)	$5.25 - $5.35		$1.00 - $1.05
Restructuring and related costs	0.20		0.05
Amortization of intangibles	0.47		0.10
Gain on subordinated interest	(0.60)		—
Gain on sale of business	(0.72)
Russia business exit	0.29
Acquisition/divestiture costs and pre-acquisition interest on AspenTech debt	0.16		0.10
Adjusted earnings per share*	$5.05 - $5.15		$1.25 - $1.30

EBITA Margin	Q3 FY21	Q3 FY22	Change
Pretax margin (GAAP)	16.7%	23.9%	720 bps
Interest expense, net	0.8%	1.0%	20 bps
Restructuring and related costs	0.7%	0.7%	- bps
Amortization of intangibles	1.7%	2.5%	80 bps
Gain on sale of business	—%	(9.7)%	(970) bps
Russia business exit	—%	3.2%	320 bps
Acquisition/divestiture costs	—%	1.2%	120 bps
OSI purchase accounting items	0.2%	—%	(20) bps
Adjusted EBITA margin*	20.1%	22.8%	270 bps

Automation Solutions Segment EBIT Margin	Q3 FY21	Q3 FY22	Change
Automation Solutions Segment EBIT margin (GAAP)	18.1%	18.5%	40 bps
Restructuring and related costs	0.7%	1.1%	40 bps
Amortization of intangibles impact	1.5%	1.4%	(10) bps
Automation Solutions Adjusted Segment EBITA margin*	20.3%	21.0%	70 bps

Commercial & Residential Solutions EBIT Margin	Q3 FY21	Q3 FY22	Change
Commercial & Residential EBIT margin (GAAP)	21.3%	21.4%	10 bps
Restructuring and related costs	0.4%	—%	(40) bps
Amortization of intangibles impact	0.8%	0.6%	(20) bps
Commercial & Residential Adjusted EBITA margin*	22.5%	22.0%	(50) bps

AspenTech EBIT Margin	Q3 FY21	Q3 FY22	Change
AspenTech EBIT margin (GAAP)	2.2%	23.7%	2,150 bps
Restructuring and related costs	(2.4)%	0.3%	270 bps
Amortization of intangibles impact	26.9%	29.8%	290 bps
AspenTech Adjusted EBITA margin*	26.7%	53.8%	2,710 bps

Q3 Cash Flow	Q3 FY21	Q3 FY22	Change
Operating cash flow (GAAP)	$1,105	$740	(33)%
Capital expenditures	(128)	(110)	(3)%
Free cash flow*	$977	$630	(36)%

FY 2022E Cash Flow	FY 2022E
Operating cash flow (GAAP)	~ $3.0B
Capital expenditures	$(525)M
Free cash flow*	~ $2.5B

Commercial & Residential Solutions Backlog	March 31, 2022	June 30, 2022	Change
GAAP backlog	~ $1.4B	~ $1.3B	$ (0.1)B
Therm-O-Disc backlog	(0.1) B	$—	0.1 B
Backlog excluding Therm-O-Disc*	~ $1.3B	~ $1.3B	$—

Note 1: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2022E figures are approximate, except where range is given.

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